Exhibit 23.1

KPMG LLP

Two Manhattan West

375 9th Avenue, 17th Floor

New York, NY 10001

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 27, 2026, with respect to the consolidated financial statements of Provident Financial Services, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York

November 2, 2026